Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Ryan R. Nelson, CFO, rnelson@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

Main Street Announces Preliminary Estimate of First Quarter 2026
Operating Results
Announces First Quarter 2026 Earnings Release and Conference Call Schedule
HOUSTON – April 16, 2026 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”
or the “Company”) is pleased to announce its preliminary operating results for the first quarter of
2026 and its first quarter 2026 earnings release and conference call schedule.
In commenting on the Company’s preliminary operating results for the first quarter of 2026,
Dwayne L. Hyzak, Main Street’s Chief Executive Officer, stated, “We are pleased with our performance in the first quarter, which resulted in distributable net investment income before taxes that was in line with our expectations and prior guidance provided on our last conference call, despite the ongoing backdrop of significant economic and geopolitical uncertainties. We look forward to sharing the full details of our first quarter 2026 results in a few weeks.”
Preliminary Estimates of First Quarter 2026 Results
Main Street’s preliminary estimate of first quarter 2026 net investment income (“NII”) is $0.91 to $0.95 per share, distributable net investment income (“DNII”)(1) is $0.98 to $1.02 per share and DNII before taxes(2) is $1.02 to $1.06 per share.
Main Street’s preliminary estimate of net asset value (“NAV”) per share as of March 31, 2026 is
$33.42 to $33.50, representing an increase of $0.09 to $0.17 per share, or 0.3% to 0.5%, from the
NAV per share of $33.33 as of December 31, 2025, with this increase after the impact of the supplemental dividend paid in March 2026 of $0.30 per share. The estimated NAV per share increase is primarily due to the accretive impact of equity issuances, partially offset by the net fair value decrease of the existing investment portfolio, the total dividends per share paid in the first quarter in excess of NII per share and the net tax provision. The net fair value decrease of the existing investment portfolio is primarily the result of net fair value decreases of the existing private loan investment portfolio, the wholly-owned asset manager and the residual middle market investment portfolio, partially offset by the net fair value increase of the existing lower middle market (“LMM”) investment portfolio.
As a result of Main Street’s preliminary estimates of NII, the net changes in the fair value of the existing investment portfolio and the net tax provision as noted above, Main Street estimates that it generated an annualized return on equity of approximately 6% for the first quarter.(3)
Main Street preliminarily estimates that investments on non-accrual status comprised 1.2% of the total investment portfolio at fair value and 4.0% at cost as of March 31, 2026.
Investment Portfolio Activity
The Company’s first quarter 2026 operating activities include the following investment activity in the LMM and private loan investment strategies:
•$205.9 million in total LMM portfolio investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to a realized loss resulted in a net increase of $157.1 million in the total cost basis of the LMM investment portfolio; and
•$149.1 million in total private loan portfolio investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net increase of $36.6 million in the total cost basis of the private loan investment portfolio.
First Quarter 2026 Earnings Release and Conference Call Schedule
Main Street will release its first quarter 2026 results on Thursday, May 7, 2026, after the financial markets close. In conjunction with the release, Main Street has scheduled a conference call, which will be broadcast live via phone and over the Internet, on Friday, May 8, 2026, at
10:00 a.m. Eastern time. Investors may participate either by phone or audio webcast.(4)

By Phone:	Dial 412-902-0030 at least 10 minutes before the call. A replay will be available through May 15, 2026 by dialing 201-612-7415 and using the access code 13759637#.

By Webcast:
Connect to the webcast via the Investor Relations section of Main Street’s website at www.mainstcapital.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay of the conference call will be available on Main Street’s website shortly after the call and will be accessible until the date of Main Street’s earnings release for the next quarter.

ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides customized long-term debt and equity capital solutions to lower middle market companies and debt capital to private companies owned by or in the process of being acquired by a private equity fund. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides customized “one-stop” debt and equity financing solutions within its lower middle market investment strategy. Main Street seeks to partner with private equity fund sponsors and primarily invests in secured debt investments in its private loan investment strategy. Main Street’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. Main Street’s private loan portfolio companies generally have annual revenues between $25 million and $500 million.
Main Street, through its wholly-owned portfolio company MSC Adviser I, LLC (“MSC
Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC Adviser is registered as an investment adviser under the Investment
Advisers Act of 1940, as amended.
FORWARD-LOOKING STATEMENTS AND OTHER MATTERS
Main Street cautions that statements in this press release which are forward-looking and provide other than historical information, including but not limited to the preliminary estimates of first quarter 2026 financial information and results, are based on current conditions and information available to Main Street as of the date hereof. Although its management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation, such factors described under the captions “Cautionary
Statement Concerning Forward-Looking Statements” and “Risk Factors” included in Main
Street’s filings with the U.S. Securities and Exchange Commission (the “SEC”) (www.sec.gov).
Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.
The preliminary estimates of first quarter 2026 financial information and results furnished above are based on Main Street management’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates provided herein have been prepared by, and are the responsibility of, management and are subject to completion of
Main Street’s customary quarter-end closing and review procedures and third-party review, including the determination of the fair value of Main Street’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during Main Street’s quarter-end closing and review procedures and third-party review, and Main Street’s reported information in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding Main Street’s financial condition and results of operations for the quarter ended
March 31, 2026 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of Main Street’s full first quarter 2026 results when such results are disclosed by Main Street in its Quarterly Report on Form 10-Q for the quarter ended March 31,
2026. The information furnished in this press release is based on Main Street management’s current expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.
Main Street has an existing effective Registration Statement on Form N-2 on file with the SEC relating to the offer and sale from time to time of its securities. Investors are advised to carefully consider the investment objective, risks and charges and expenses of Main Street before investing in any of Main Street’s securities. The prospectus included in the Registration
Statement on Form N-2, together with any related prospectus supplement, contain this and other information about Main Street and should be read carefully before investing. A copy of the prospectus and any related prospectus supplement may be obtained by contacting Main Street.
Endnotes
(1)DNII is NII as determined in accordance with U.S. Generally Accepted Accounting
Principles, or U.S. GAAP, excluding the impact of non-cash compensation expenses, which includes both share-based compensation expenses and deferred compensation expense or benefit. Main Street believes presenting DNII per share is useful and appropriate supplemental disclosure for analyzing its financial performance since (i)
share-based compensation does not require settlement in cash and (ii) deferred compensation expense or benefit does not result in a net cash impact to Main Street upon settlement. However, DNII is a non-U.S. GAAP measure and should not be considered as a replacement for NII or other earnings measures presented in accordance with U.S. GAAP. Instead, DNII should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. In order to reconcile estimated DNII per share to estimated NII per share in accordance with U.S. GAAP for the first quarter of 2026, an estimated $0.07 per share of non-
cash compensation expenses are added back to estimated NII per share to calculate estimated DNII per share.
(2)DNII before taxes is NII as determined in accordance with U.S. GAAP, excluding the impact of non-cash compensation expenses, which includes both share-based compensation expenses and deferred compensation expense or benefit, and any tax expenses included in NII. Main Street believes presenting DNII before taxes per share is useful and appropriate supplemental disclosure for analyzing its financial performance since (i) share-based compensation does not require settlement in cash,
(ii) deferred compensation expense or benefit does not result in a net cash impact to
Main Street upon settlement and (iii) tax expenses included in NII may include (a)
excise tax expense, which is not solely attributable to NII, and (b) deferred taxes, which are not payable in the current period. However, DNII before taxes is a non-
U.S. GAAP measure and should not be considered as a replacement for NII, NII before taxes or other earnings measures presented in accordance with U.S. GAAP.
Instead, DNII before taxes should be reviewed only in connection with such U.S.
GAAP measures in analyzing Main Street’s financial performance. In order to reconcile estimated DNII before taxes per share to estimated NII per share in accordance with U.S. GAAP for the first quarter of 2026, an estimated $0.07 per share of non-cash compensation expenses and an estimated $0.04 per share of NII related tax expenses are added back to estimated NII per share to calculate estimated
DNII before taxes per share.
(3)Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(4)No information contained on the Company’s website or disclosed on the May 8, 2026 conference call, including the webcast and the archived versions, is incorporated by reference in this press release or any of the Company’s filings with the SEC, and you should not consider that information to be part of this press release or any other such filing.